UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2013

FREDERICK’S OF HOLLYWOOD GROUP INC.

(Exact Name of Registrant as Specified in Charter)

New York	001-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6255 Sunset Boulevard, Hollywood, CA	90028
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 466-5151

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On March 15, 2013, Frederick’s of Hollywood Group Inc. (the “Company”) entered into a Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company sold $10.0 million of Series B Convertible Preferred Stock (“Series B Preferred Stock”) to Five Island Asset Management LLC (the “Purchaser”), a subsidiary of Harbinger Group Inc. The Purchaser used working capital and funds available for investment to fund the purchase of the Series B Preferred Stock. In addition, the Company issued to the Purchaser warrants to purchase up to an aggregate of 10,246,477 shares of common stock at exercise prices ranging from $0.01 to $1.21 per share (the “Warrants”). The Warrants are exercisable by the Purchaser only upon a corresponding exercise or conversion of specified outstanding securities, as set forth in the Warrants. The shares of Series B Preferred Stock and the Warrants were sold pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Series B Preferred Stock

The terms of the Series B Preferred Stock, as set forth in a certificate of amendment (the “Certificate of Amendment”) to the Company’s certificate of incorporation, are as follows:

Dividends. Cumulative dividends on the Series B Preferred Stock will be payable quarterly in arrears either (i) at the rate of 9% per annum in cash or, at the Company’s discretion, (ii) at the rate of 12% per annum in additional shares of Series B Preferred Stock. The dividends on the Series B Preferred Stock will be paid prior to dividends on the Company’s common stock and preferred stock ranking junior to the Series B Preferred Stock (“Junior Preferred Stock”).

Rank. The Series B Preferred Stock ranks, with respect to rights upon a Liquidation Event (as defined below), (a) junior to any other class or series of capital stock of the Company subsequently created that by its terms ranks senior to the Series B Preferred Stock; (b) senior to the common stock and the Series A Convertible Preferred Stock (the “Series A Preferred Stock”); (c) senior to any class or series of capital stock of the Company subsequently created that does not specifically rank senior to or on parity with the Series B Preferred Stock; and (d) on parity with any class or series of capital stock of the Company subsequently created that by its terms ranks on parity with the Series B Preferred Stock.

Voting Rights. Except as otherwise required by law or by the terms of the Certificate of Amendment, the Series B Preferred Stock does not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Company may not, without the vote or written consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock: (a) amend, alter or repeal of any provision of the Company’s certificate of incorporation or by-laws; (b) alter or change the powers, preferences or other special rights, privileges or restrictions of the Series B Preferred Stock; (c) authorize or designate any new security ranking on a parity with or senior to the Series B Preferred Stock; (d) issue any common stock or equity or debt security convertible into common stock (other than shares of Series A Preferred Stock issued as dividends on the outstanding shares of Series A Preferred Stock), whether senior, on parity or junior to the Series B Preferred Stock; (e) issue any equity or debt in a Series B Qualifying Investment (as defined in the Certificate of Amendment) where the securities issued in such investment are by their terms mandatorily redeemable by the Company; (f) incur, assume or guarantee any indebtedness for borrowed money in excess of $1,000,000 or permit any liens other than in connection with such indebtedness; (g) enter into any transaction with affiliates other than salary and benefits in the ordinary course of business or conversion of the Series A Preferred Stock into common stock; (h) purchase, redeem or otherwise acquire any equity interests of the Company, other than a mandatory redemption of the Series A Preferred Stock pursuant to its terms; (i) declare or pay any dividend or distribution to any equity holders of the Company other than preferred dividends on the Series B Preferred Stock, the Series A Preferred Stock and any dividends payable in additional shares of common stock; (j) except as provided in the Certificate of Amendment, increase or decrease the size of the Company’s Board of Directors (the “Board”); or (k) liquidate, dissolve or wind up, or commence any bankruptcy or similar proceeding, with respect to the Company.

2

Director Election Rights. As long as the holders of the Series B Preferred Stock (together with former holders (or affiliates thereof) who have exercised their conversion rights) represent (A) at least 25% of the outstanding shares of the Company’s common stock (assuming (x) conversion of the Series A Preferred Stock and the Series B Preferred Stock and (y) exercise of any warrants held by the holders of the Series A Preferred Stock and Series B Preferred Stock), the holders of a majority of the outstanding shares of Series B Preferred Stock will be entitled to elect 35% of the Board (rounded up to the nearest whole number of directors and in all cases at least two directors) or (B) at least 15%, but less than 25%, of the outstanding shares of the Company’s common stock (assuming (x) conversion of the Series A Preferred Stock and the Series B Preferred Stock and (y) exercise of any warrants held by the holders of the Series A Preferred Stock and Series B Preferred Stock), the holders of a majority of the outstanding shares of Series B Preferred Stock will be entitled to elect one director of the Board (in either case, such directors or director shall be referred to as the “Series B Directors” or “Series B Director”).

At any annual or special meeting of the Company’s shareholders, the holders of a majority of the outstanding shares of Series B Preferred Stock will be entitled to elect the Series B Directors. Series B Directors may be removed, with or without cause, only by a vote of the holders of a majority of the outstanding shares of Series B Preferred Stock. Vacancies in seats held by Series B Directors can only be filled by a vote of the holders of a majority of the outstanding shares of Series B Preferred Stock.

Additionally, as long as the holders of the Series B Preferred Stock (together with any former holders (or affiliates thereof) of shares of Series B Preferred Stock who have exercised their conversion rights) represent at least a majority of the outstanding shares of the Company’s common stock (assuming (x) conversion of the Series A Preferred Stock and the Series B Preferred Stock and (y) exercise of any warrants held by the holders of the Series A Preferred Stock and Series B Preferred Stock), upon delivery of written notice to the Company from all of the remaining holders of Series B Preferred Stock exercising their right to convert all of the Series B Preferred Stock, the number of directors of the Board will automatically increase, without any action required by the Company or the Board, such that the number of newly created seats plus the number of Series B Directors will constitute a majority of the Board. The holders of a majority of the outstanding shares of Series B Preferred Stock delivering the conversion notice will be entitled to elect directors to fill all of the newly created seats.

Liquidation Rights. Upon the occurrence of an Acquisition or Asset Transfer (each as defined in the Certificate of Amendment) or upon any bankruptcy, liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (any such Acquisition, Asset Transfer, bankruptcy, liquidation, dissolution or winding up, a “Liquidation Event”), the holders of Series B Preferred Stock will be entitled to receive, in preference to the holders of any security not ranking by its terms senior to or on parity with the Series B Preferred Stock, including the common stock and any Junior Preferred Stock, an amount equal to: (i) the stated value of the Series B Preferred Stock plus all accrued but unpaid dividends thereon, multiplied by (ii) (A) 1.09, if the Liquidation Event occurs no later than March 15, 2014, (B) 1.05, if the Liquidation Event occurs after March 15, 2014 but no later than March 15, 2015, or (C) 1.00, if the Liquidation Event occurs after March 15, 2015.

3

Mandatory Repurchase Obligation. A holder of the Series B Preferred Stock will have the right to require the Company to purchase its shares of Series B Preferred Stock for a price equal to the amount the holder would be entitled to receive upon a Liquidation Event in the event of a cash investment in the Company (other than by holders of the Series B Preferred Stock) resulting in (i) 30% or more of the equity of the Company being held by one or more parties that did not own it immediately prior to the investment and (ii) the securities issued under such investment are not by their terms mandatorily redeemable by the Company.

Conversion. The Series B Preferred Stock may be converted at any time, at the option of the holder, into shares of common stock at a conversion price of $0.25 per share (the “Conversion Price”). The Conversion Price is subject to adjustment resulting from dividends, distributions, stock combinations, splits, recapitalizations or similar capital adjustments. The Conversion Price is also subject to adjustment if the Company sells common stock or common stock equivalents at a price below the Conversion Price; provided, however, that the foregoing conversion price adjustments can never result in a conversion price of less than $0.07 per share, as adjusted from time to time for any stock combinations, splits, recapitalizations or similar capital adjustments.

Upon full conversion and exercise of all preferred stock, the Purchaser would own a majority of the Company’s common stock and be entitled to appoint a majority of the Company’s Board of Directors. Formerly, TTG Apparel, LLC, Tokarz Investments LLC, Fursa Alternative Strategies LLC and Arsenal Group, LLC collectively controlled a majority of the Company’s common stock.

Optional Redemption by the Company. The Series B Preferred Stock is redeemable, at the option of the Company, at any time after March 15, 2018. Upon redemption, a holder of Series B Preferred Stock will be paid, for each share of Series B Preferred Stock, a price equal to the stated value of the Series B Preferred Stock then in effect plus all accrued or cumulated but unpaid dividends thereon.

The Certificate of Amendment was adopted by the Board on March 12, 2013 and became effective upon filing with the New York Secretary of State on March 15, 2013.

Registration Rights

Pursuant to the Purchase Agreement, the Company has agreed to file, by May 14, 2013, a registration statement to register the resale of the shares of common stock issuable upon conversion of the Series B Preferred Stock, the shares of common stock underlying any shares of Series B Preferred Stock issuable as dividends on such shares and shares of common stock issuable upon exercise of the Warrants. In addition, the Purchaser will have certain demand and “piggyback” registration rights with respect to such shares of common stock.

4

Shareholder Meeting

Pursuant to the Purchase Agreement, the Company has agreed to cause a general or special meeting of its shareholders to be duly called and held, as soon as practicable, but not later than February 1, 2014, for the purpose of voting on the approval and adoption of an amendment to the Company’s certificate of incorporation providing that the shareholders entitled to vote may take any action that they might have taken at a shareholders’ meeting by a written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action. The Company will use its best efforts to prepare and file a proxy statement with the Securities and Exchange Commission for use in soliciting proxies for the general or special meeting of shareholders.

Amendments to By-laws

Pursuant to the Purchase Agreement, effective on March 15, 2013, the Board adopted the Second Amended and Restated By-laws of the Company (the “Amended and Restated By-laws”) to, among other things, provide for the Series B Directors to serve on the Board as described above and to allow the shareholders of the Company to act by majority written consent if the Company’s certificate of incorporation is amended as described above under the heading “Shareholder Meeting.” Under the Company’s prior effective By-laws, the shareholders could only act by unanimous written consent. Additionally, the Amended and Restated By-laws provide that for so long as the holders of Series B Preferred Stock are entitled to appoint one Series B Director to the Board, each committee of the Board (including the Executive Committee) shall include at least one Series B Director.

Series B Directors

Pursuant to the Purchase Agreement, the Company has agreed to use its best efforts to cause the rights granted to the Purchaser with respect to the nomination and appointment of the Series B Directors to be effectuated. The Company will enter into separate indemnification agreements with each Series B Director upon his or her appointment or election to the Board.

Consent and Waiver of Holder of Series A Preferred Stock

In connection with the transaction, the holder of the outstanding shares of Series A Preferred Stock consented to the transaction and waived, on behalf of itself and any transferees of the Series A Preferred Stock, (a) any and all anti-dilution adjustments applicable to the Series A Preferred Stock which might otherwise be made to the conversion prices of such shares and any additional shares of Series A Preferred Stock that may be issued as a dividend on such shares and (b) any and all rights to redemption in connection with a Qualifying Investment (as defined in the Company’s certificate of incorporation), in each case as a result of the transactions contemplated by the Purchase Agreement.

Additional Information

The foregoing are summaries of the Purchase Agreement, Certificate of Amendment, Warrants, Amended and Restated By-laws and Indemnification Agreement are not complete and are qualified in their entirety by reference to the full text of those documents, which are attached as exhibits to this Current Report on Form 8-K. Readers should review the Purchase Agreement and all related documents for a complete understanding of the terms and conditions associated with this transaction.

5

On March 15, 2013, the Company issued a press release attached hereto as Exhibit 99.1, announcing the matters described in this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company

3.2	Second Amended and Restated Bylaws of the Company

10.1	Series B Preferred Stock Purchase Agreement

10.2	Warrant expiring June 23, 2015

10.3	Warrant expiring October 15, 2015

10.4	Warrant expiring June 23, 2017

10.5	Warrant expiring June 24, 2019

10.6	Warrant expiring February 10, 2022

10.7	Series A Preferred Stock Coverage Warrant

10.8	Form of Indemnification Agreement

99.1	Press Release dated March 15, 2013

6

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Frederick’s of Hollywood Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 20, 2013

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer
(Principal Financial and Accounting Officer)